Exhibit 99.1

FOR IMMEDIATE RELEASE

DataMEDS AI Reports 50% Sequential Revenue Growth in Third Quarter 2026 From Second Quarter 2026, Delivers Net Profit Per Share of $2.72 and Provides Business Update

■	Third quarter 2026 revenue of $2.7 million, up 50% from $1.8 million in the second quarter of 2026, primarily driven by growth in Corexa Pharmacy drug dispensing
■	Launch of the Health Lives Here mobile app, partnered with the NFL Alumni Health marketing platform, gives Corexa Pharmacy a unique customer acquisition channel to dispense FDA-approved GLP-1 medications and the medical food Forzet™ for the dietary management of muscle loss associated with weight loss therapies
■	Exclusive license to the REBOOT GLP-1 patient management platform and intellectual property creates moat to scale customer acquisition and increase long-term customer value through patented, AI-assisted patient management services
■	Corexa Pharmacy launch of compounded peptides under FDA’s Enforcement Discretion Policy adds an incremental revenue opportunity
■	MOU with HMO to deploy the Health Lives Here mobile app to 25,000+ members provides institutional customer to optimize PMPM model institutional customers
■	Acquisition of Helomics cancer diagnostics laboratory, coupled with Humana Medicaid coverage for proprietary ChemoFx® Assay, adds incremental proprietary revenue stream, in addition to traditional lab services revenue, and opens cancer pharmaceuticals market for Corexa Pharmacy
■	Company regains full compliance with Nasdaq listing standards

Tampa, Fla. – Monday, November 16, 2026 - DataMEDS AI, Inc. (“DataMEDS AI,” “DataMEDS” or the “Company”) (NASDAQ: MEDS), a healthcare company that integrates its health information technology and physical infrastructure with its EinsteinRx™ artificial intelligence platform and PharmacyChain™ blockchain-enabled smart contracts platform, today announced financial results for the third quarter ended September 30, 2026 and provided a business update.

“Corexa Pharmacy drove a 50% sequential increase in revenue this quarter with continued growth expected for the fourth quarter based upon the steps we have taken to add additional revenue streams of medical foods and diagnostic lab tests related to patients to whom we dispense prescriptions,” said Gerald Commissiong, Interim Co-CEO of DataMEDS. “Health Lives Here, backed by NFL Alumni Health, brings patients to Corexa Pharmacy. The REBOOT license gives us patented, AI-assisted tools to keep GLP-1 patients engaged, proprietary Tollo Health medical foods for muscle loss associated with weight loss therapies gives them unique tools to mitigate the drugs’ side effects and Helomics adds diagnostic testing revenue streams. With our first HMO relationship and compounded peptides opening new channels, and full Nasdaq compliance restored, we believe DataMEDS is well positioned for continued growth going forward.”

Business Update

■	Health Lives Here and NFL Alumni Health. The Company launched the Health Lives Here mobile application, partnered with the NFL Alumni Health marketing platform. The app gives Corexa Pharmacy a unique customer acquisition channel to dispense FDA-approved GLP-1 medications and Forzet™, a medical food for the dietary management of muscle loss associated with weight loss therapies.
■	REBOOT GLP-1 license. In October 2026, DataMEDS obtained an exclusive license to the REBOOT GLP-1 patient management platform and related intellectual property. The Company believes these patented, AI-assisted patient management services create a moat that supports scaling customer acquisition and increasing long-term customer value.
■	Compounded peptides. In November 2026, Corexa Pharmacy launched compounded peptides under FDA’s Enforcement Discretion Policy published in the Federal Register on October 30, 2026, adding an incremental revenue opportunity. Compounded drugs are not FDA-approved and have not been evaluated by FDA for safety or efficacy.
■	First HMO relationship. In November 2026, the Company signed a non-binding memorandum of understanding with a Florida-based HMO to deploy the Health Lives Here app to its 25,000+ members, providing a platform to optimize user engagement for an institutional customer base. Definitive agreements are expected in the fourth quarter of 2026.
■	Helomics. In September 2026, DataMEDS acquired Helomics Corporation, a Pittsburgh-based CLIA-certified cancer diagnostics laboratory. Humana’s South Carolina Medicaid coverage policy for the proprietary ChemoFx® Assay, effective July 22, 2026, adds an incremental proprietary revenue stream and opens the cancer pharmaceuticals market for Corexa Pharmacy. Additionally, Helomics’ biobank of 70,000+ primary tumor biopsies creates drug discovery opportunities. The Company is adding additional testing services to Helomics’ test menu to allow it to support patient groups beyond cancer, especially GLP-1 patients.
■	Nasdaq compliance. On October 19, 2026, the Company regained full compliance with Nasdaq listing standards, including the net equity requirement.

Profit from Operations:

The Company recorded a net operating profit of $10.535 million in the quarter ended September 30, 2026, compared with a net operating loss of $34.318 million in the quarter ended September 30, 2025. The net profit in the third quarter of 2026 as compared with the net loss in the third quarter of 2025 loss was largely due to the extinguishment of debt and outstanding liabilities related to litigation associated with prior management and a reduction in expenses associated management compensation, as well as a reduction in general and administrative expenses. Net profit per share in the quarter ended September 30, 2026 was $2.72 on 3.961 million weighted average shares outstanding, compared to the quarter ended September 30, 2025, where the Company delivered a loss of $23.07 per share on 1.488 million weighted average shares outstanding.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For more information on DataMeds Ai, Inc., refer to www.datamedsai.com.

About DataMEDS AI

DataMEDS AI, Inc. (NASDAQ: MEDS), formerly Wellgistics Health, Inc., is a healthcare company focused on the vertical integration of technology, pharmacy, pharmaceutical-adjacent and telemedicine business units through its health information technology platforms to deliver a better experience for consumers and providers. Headquartered in Tampa, Fla., DataMEDS incorporates its EinsteinRx™ artificial intelligence platform and PharmacyChain™ blockchain-enabled smart contracts platform into the Health Lives Here mobile application from Tollo Health, LLC, and its pharmacy-related Corexa Health subsidiary provides pharmacy dispensing and pharmacy-related services, including distribution of products developed by Tollo Health. DataMEDS also owns Helomics Corporation, a Pittsburgh, PA-based commercial clinical molecular diagnostics laboratory focused on the ChemoFx® Assay chemotherapy selection diagnostics test that aims to help oncologists make chemotherapy treatment decisions. Learn more at https://datamedsai.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are not predictions of actual performance. Forward-looking statements include, without limitation, statements regarding: the Company’s future revenue growth and financial results, including whether Corexa Pharmacy dispensing revenue continues to grow; customer acquisition through the Health Lives Here app and the NFL Alumni Health marketing platform, and related-party arrangements with Tollo Health, LLC; the scope, enforceability and competitive value of the REBOOT license and related intellectual property; Corexa Pharmacy’s ability to compound and dispense peptides in compliance with FDA’s Enforcement Discretion Policy and state pharmacy laws, and the possibility that the policy is changed or withdrawn; the non-binding nature of the HMO memorandum of understanding and the possibility that definitive agreements are not executed on the expected timeline or at all; the integration of Helomics and its ability to grow ChemoFx testing volumes and reimbursement; demand for GLP-1 medications and Forzet™ and the regulatory status of medical foods; compliance with healthcare laws, including federal and state anti-kickback, beneficiary inducement and privacy laws; the Company’s ability to maintain compliance with Nasdaq listing standards; and the Company’s liquidity, capital resources and ability to fund operations. Actual results may differ materially from those expressed or implied in these forward-looking statements due to a number of risks and uncertainties, including those described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

DataMEDS AI Media Contact

James Lambert, Vice President, Rubenstein Public Relations

212.805.3024 | jlambert@rubensteinpr.com

DataMEDS AI Investor Contact

IR@datamedsai.com

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

DATAMEDS AI, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$476,598	$42,571
Accounts receivable, net	1,966,605	1,137,219
Inventories, net	1,440,296	1,639,426
Due from related parties	1,162,125	-
Prepaid and other current assets	174,411	-
Total current assets	5,220,035	2,819,216
Property, plant and equipment, net	323,305	229,376
Capitalized software	2,345,268	1,850,358
Operating lease, right-of-use-assets	1,590,240	966,893
Goodwill	15,787,176	14,193,923
Other intangible assets, net	13,249,358	10,314,675
Investment in SAFE	35,000	-
Deposits and other assets	183,486	85,008
Total assets	$38,733,868	$30,459,449

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$13,061,543	$11,665,135
Accounts payable, related party	25,500	25,500

Accrued expenses and other liabilities	3,647,245	6,407,722
Purchase consideration liability	1,885,700	-
Due to related parties	-	225,000
Convertible notes payable, net of debt discount	15,275,679	-
Current portion of debt obligations, net of debt discount	2,788,058	10,887,520
Operating lease liabilities- current portion	1,229,731	569,251
Total current liabilities	37,913,456	29,780,128
Note payable, net of discount	100,000	12,600,000
Operating lease liabilities	548,717	527,122
Total liabilities	$38,562,173	$42,907,250

Commitments and contingencies (Note 15)

Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 500,000,000 shares authorized, 4,740,862 and 4,730,148 shares issued and 2,836,484 and 2,026,150 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	473	203
Additional paid-in capital	124,851,605	98,583,686
Accumulated deficit	(126,547,748)	(111,031,690)
Total DataMeds AI, Inc. stockholders’ equity (deficit)	(1,695,670)	(12,447,801)
Non-controlling interest	1,867,365	-
Total stockholders’ equity (deficit)	171,695	(12,447,801)
Total liabilities and stockholders’ equity (deficit)	$38,733,868	$30,459,449

DATAMEDS AI, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Net revenues	$2,668,980	$3,012,904	$6,008,403	$21,667,212
Cost of net revenues	2,237,100	2,781,892	5,224,098	20,237,807
Gross profit (loss)	431,880	231,012	784,305	1,429,405

Operating expenses:
General and administrative	3,343,627	30,172,800	15,269,233	66,205,669
Sales and marketing	105,788	803,747	1,179,778	1,212,347
Depreciation and amortization	356,421	802,794	1,069,842	2,408,462
Total operating expenses	3,805,836	31,779,341	17,518,853	69,826,478

Loss from operations	(3,373,956)	(31,548,329)	(16,734,548)	(68,397,073)

Other income (expense):				-
Interest expense, net	(2,252,401)	(1,425,307)	(5,886,320)	(3,703,837)
Loss on extinguishment of vendor obligation	(3,605,978)	-	(3,666,098)	-
Gain (loss) on extinguishment of debt	19,064,881	(1,353,663)	10,183,187	(1,353,663)
Loss on contract termination fee	-	-	(766,394)	-
Settlement fees	-	-	(13,000)	-
Other income	703,014	9,095	1,312,911	33,002
Total other income (expense), net	13,909,516	(2,769,875)	1,164,286	(5,024,498)

Net income (loss) before income taxes	10,535,560	(34,318,204)	(15,570,262)	(73,421,571)
Provision for income taxes
Net income (loss)	$10,535,560	$(34,318,204)	$(15,570,262)	$(73,421,571)
Net loss attributable to non-controlling interest	(54,204)	-	(54,204)	-
Net income (loss) attributable to DataMeds AI	$10,589,764	$(34,318,204)	$(15,516,058)	$(73,421,571)

Weighted average common shares outstanding - basic and diluted
Basic	3,214,663	1,487,588	2,636,382	1,249,164
Diluted	3,961,210	1,487,588	2,636,382	1,249,164
Net loss per common share - basic and diluted
Basic	$3.29	$(23.07)	$(5.89)	$(58.78)
Diluted	$2.72	$(23.07)	$(5.89)	$(58.78)

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